Exhibit 21.1

LIST OF SUBSIDIARIES
OF
PALO ALTO NETWORKS, INC.

Name of Subsidiary	Jurisdiction of Incorporation

Palo Alto Networks (Australia) Pty Ltd	Australia
Palo Alto Networks (Brasil) Ltda.	Brazil
Palo Alto Networks (Canada) Inc.	Canada
Palo Alto Networks (Germany) GmbH	Germany
Palo Alto Networks (Malaysia), LLC	Delaware
Palo Alto Networks (Mexico) S. de R.L. de C.V.	Mexico
Palo Alto Networks (Netherlands) B.V.	Netherlands
Palo Alto Networks (Norway) AS	Norway
Palo Alto Networks (Singapore) PTE. LTD.	Singapore
Palo Alto Networks (UK) Limited	United Kingdom
Palo Alto Networks Belgium B.V.B.A.	Belgium
Palo Alto Networks FZ LLC	United Arab Emirates
Palo Alto Networks K.K. (Kabushiki Kaisha)	Japan
Palo Alto Networks International, Inc.	Delaware
Palo Alto Networks Korea, Ltd.	South Korea
Palo Alto Networks, L.L.C.	Delaware
PAN C.V.	Netherlands
PAN LLC	Delaware
Cyvera Ltd., d/b/a Palo Alto Networks (Israel) Ltd.	Israel
Palo Alto Networks (Israel Services) Ltd.	Israel
Cyvera, Inc.	Delaware
Palo Alto Networks (India) Private Limited	India
Palo Alto Networks Holding B.V.	Netherlands
Palo Alto Networks (Singapore) Holding Company Pte. Ltd.	Singapore
Palo Alto Networks (Italy) S.R.L	Italy
PAN II LLC	Delaware
Palo Alto Networks (Switzerland) GmbH	Switzerland
Palo Alto Networks (Iberia), S.L.	Spain
Palo Alto Networks (RUS) LLC	Russia
CirroSecure, Inc.	Delaware
Palo Alto Networks (Czech) S.R.O.	Czech Republic
Palo Alto Networks Denmark ApS	Denmark
Palo Alto Security Limited	Ireland
Palo Alto Networks Saudi Arabian Limited Company	Saudi Arabia
Palo Alto Networks (EU) B.V.	Netherlands
Palo Alto Networks (GEO) B.V.	Netherlands
Palo Alto Networks (Israel Analytics) Ltd. (fka LightCyber Ltd.)	Israel
LightCyber B.V.	Netherlands
LightCyber, Inc.	Delaware
Palo Alto Networks Management, LLC	Delaware
Palo Alto Networks Venture Fund, LLC	Delaware
Palo Alto Networks (Finland) Oy	Finland
Palo Alto Networks (QFC) LLC	Qatar
Evident.io, Inc.	Delaware
Evident.io Pyt. Ltd.	Australia
Palo Alto Networks (Israel CyberS) Ltd. (fka Cyber Secdo Ltd.)	Israel
Secdo, Inc.	Delaware
CyberCubes Ltd.	Israel
Blue Sage, Inc.	California
Palo Alto Networks Jersey Ltd.	Jersey (UK Channel Island)